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                  ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP

                          Certified Public Accountants






Members                                                   310 Madison Avenue
American Institute of                                     New York, NY 10017
Certified Public Accountants                               Tel (212)808-4280
New York State Society of                                  Fax (212)697-4486
Certified Public Accountants


                                        January 3, 1997



Securities and Exchange Commission
Washington, D.C. 20549



        We were previously principal accountants for Nastech Pharmaceutical Company Inc. and on August 15, 1996, we reported on the financial statements of Nastech Pharmaceutical Company Inc. as of and for the two years ended June 30, 1996. On January 2, 1997, we were dismissed as principal accountants of Nastech Pharmaceutical Company Inc. We have read Nastech Pharmaceutical Company Inc.'s statements included under Item 4 of its Form 8-K for January 2, 1997, and we agree with such statements.





                                        Very truly yours,

                              /s/ ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP
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                                 ROBBINS, GREENE, HOROWITZ, LESTER & CO., LLP